EXHIBIT 11

           REYNOLDS METALS COMPANY AND CONSOLIDATED SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except share data)

EARNINGS PER COMMON SHARE:

Earnings per common share is based on the average number of common shares outstanding and, in 1994, is after preferred stock dividend requirements. Common stock equivalents relating to preferred stock are not included in 1994 since their effect would be anti-dilutive.

                                                              YEARS ENDED DECEMBER 31
                                                  ______________________________________________

                                                      1994              1993              1992
                                                  ______________________________________________
Average shares outstanding                         61,756,000        59,850,000        59,603,000

Income (loss) before cumulative effects
  of accounting changes                               $121.7          ($322.1)          ($109.2)
Cumulative effects of accounting changes                 -                -              (639.6)
                                                  ______________________________________________

Net income (loss)                                      121.7           (322.1)           (748.8)
Less preferred stock dividends                          34.1              -                 -
                                                  ______________________________________________

Net income (loss) available to
  common stockholders                                  $87.6          ($322.1)          ($748.8)
                                                  ==============================================


Earnings per common share:
  Income (loss) before cumulative effects
    of accounting changes                              $1.42           ($5.38)           ($1.83)
  Cumulative effects of accounting changes              -                -               (10.73)
                                                  ______________________________________________

Net income (loss)                                      $1.42           ($5.38)          ($12.56)
                                                  ==============================================


EARNINGS PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENT:
Earnings per share of common stock and common stock equivalent is based on the average number of shares outstanding and, in 1994, the average number of common stock equivalents outstanding. The average number of common stock equivalents outstanding is based on the maximum potential issuance of common stock upon conversion of PRIDES, which is one share of common stock for each share of PRIDES. This computation is made for presentation purposes only since its effect is anti-dilutive.

                                                               YEARS ENDED DECEMBER 31
                                                  ______________________________________________

                                                      1994              1993              1992
                                                  ______________________________________________
Average shares outstanding                         72,033,000        59,850,000        59,603,000

Income (loss) before cumulative effects
  of accounting changes                               $121.7          ($322.1)          ($109.2)
Cumulative effects of accounting changes                 -                -              (639.6)
                                                  ______________________________________________

Net income (loss) available to common
  stock and common stock equivalents                  $121.7          ($322.1)          ($748.8)
                                                  ==============================================

Earnings per share of common stock
  and common stock equivalent:
  Income (loss) before cumulative effects
    of accounting changes                              $1.69           ($5.38)           ($1.83)
  Cumulative effects of accounting changes              -                -               (10.73)
                                                  ______________________________________________

Net income (loss)                                      $1.69           ($5.38)          ($12.56)
                                                  ==============================================